Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com

KAMAN REPORTS 2018 FIRST QUARTER RESULTS

First Quarter Highlights:

•	Diluted earnings per share of $0.50, or $0.55 adjusted*

•	Operating cash flow of $56.9 million; Free Cash Flow* of $50.5 million

•	Consolidated backlog of $948.9 million

•	Distribution operating margin of 4.2% on sales increase of 4.5%

•	Aerospace operating margin of 12.6%, or 13.6% adjusted*, on sales of $179.4 million

BLOOMFIELD, Conn. (May 7, 2018) - Kaman Corp. (NYSE:KAMN) today reported financial results for the first fiscal quarter ended March 30, 2018.

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	March 30, 2018	March 31, 2017	Change
Net sales:
Distribution	$283,932	$271,618	$12,314
Aerospace	179,395	164,323	15,072
Net sales	$463,327	$435,941	$27,386

Operating income:
Distribution	$11,834	$11,416	$418
% of sales	4.2%	4.2%	—%
Aerospace	22,662	16,030	6,632
% of sales	12.6%	9.8%	2.8%
Net gain on sale of assets	63	20	43
Corporate expense	(13,835)	(13,977)	142
Operating income	$20,724	$13,489	$7,235

Adjusted EBITDA*:
Net earnings	$14,066	$6,291	$7,775
Adjustments	22,041	18,673	3,368
Adjusted EBITDA*	$36,107	$24,964	$11,143
% of sales	7.8%	5.7%	2.1%

Earnings per share:
Diluted earnings per share	$0.50	$0.22	$0.28
Adjustments	0.05	—	0.05
Adjusted Diluted Earnings per Share*	$0.55	$0.22	$0.33

Neal J. Keating, Chairman, President and Chief Executive Officer, commented, “Our results for the first quarter demonstrate continued momentum. At Distribution, our efforts to improve sales trends showed progress as Organic Sales per Sales Day* increased 4.5% over the prior year. As we normally experience, certain employee related costs disproportionately impacted Distribution's first quarter results. In addition, we incurred costs associated with the onboarding of several new national accounts and we expect the benefit from these new customers to ramp up over the next three quarters. We will continue to focus on balancing sales growth and operating margin expansion to drive improvement throughout the year.

Aerospace delivered strong performance in the quarter, and as of the end of the quarter backlog is in excess of $800 million. Demand for the Joint Programmable Fuze from both the US and foreign governments remains strong and we are working on a number of significant new opportunities. In addition, we anticipate continued sales growth in our specialty bearings and engineered products area as the year progresses, continuing a trend that has developed over the past several years. And in 2018 we will open a new state of the art test facility that will enable us to reduce our time to market for new products, while allowing our engineers to design and test new products for next generation applications and platforms.

Finally, we are redeploying a portion of the benefit from tax reform to make additional investments in our business and our people. First, our outlook for capital expenditures of $35.0 million will allow us to improve our operations and expand production capacity. Second, we are investing in our people, by contributing an additional $10.0 million to our defined benefit pension plan and offering $2.6 million in one-time employee incentives."

Chief Financial Officer, Robert D. Starr, commented, "In the first quarter of 2018, we delivered operating cash flows of $56.9 million, leading to Free Cash Flow* of $50.5 million. This level of cash flow generation provides us confidence in our forecast for the year and allowed us to reduce our debt to capitalization ratio to 35.2%. We are well positioned to execute on our strategic initiatives, with a focus on investing in engineered product offerings.

First quarter performance was slightly ahead of expectations as we delivered diluted earnings per share of $0.50, or $0.55 adjusted*, on sales of $463.3 million, as measured under the new revenue standard. Our top line performance benefited from our second straight quarter of organic growth at Distribution, higher JPF DCS deliveries and revenue recognized on Option 13 of our JPF USG contract as we made progress toward meeting our scheduled delivery requirements later this year. The adoption of the new standard increased operating income in the first quarter by $9.7 million, while the reduction in our corporate tax rate and the benefit from our pension plan also contributed to the significant year over year net earnings growth.

Looking more closely at the impact from the adoption of the new standard, Distribution was not significantly impacted; however, we experienced a more meaningful impact at Aerospace. The new standard changed the accounting for a number of our Aerospace contracts, with the largest impact to our results from our JPF and K-MAX® contracts. As a reminder, we prepared our 2018 outlook under the new standard which shifts the timing of revenue recognized on our contracts, but does not change the total amount of revenue we anticipate or the timing of cash receipts or payments associated with our contracts.

Finally, based on first quarter performance, we are increasing our expectations for 2018. We now expect sales at Distribution to be $10.0 million higher than our prior outlook, in the range of $1.11 billion to $1.16 billion. Additionally, we have finalized the assumptions associated with our pension and now expect the income associated with the plan for 2018 to increase by $1.0 million to $12.5 million. All other components of our prior outlook remain unchanged, with approximately 70% of our earnings expected in the second half of the year. I want to highlight that our expectations for core operational cash flow and profit performance have increased, allowing us to more than offset the impacts from the one-time employee incentive and the additional $10.0 million discretionary pension contribution."

2018 Outlook
Our revised 2018 outlook is as follows:

•	Distribution:

◦	Sales of $1,110.0 million to $1,160.0 million

◦	Operating margins of 5.1% to 5.4%

◦	Depreciation and amortization expense of approximately $15.0 million

•	Aerospace:

◦	Sales of $750.0 million to $780.0 million

◦	Operating margins of 15.5% to 16.0%, or 16.2% to 16.7% when adjusted* for approximately $5.5 million in anticipated restructuring and transition costs

◦	Depreciation and amortization expense of approximately $24.0 million

•	Interest expense of approximately $20.0 million

•	Corporate expenses of approximately $59.0 million

•	Net periodic pension benefit of approximately $12.5 million

•	Estimated annualized tax rate in the range of approximately 25.5% to 26.5%

•	Consolidated depreciation and amortization expense of approximately $43.0 million

•	Capital expenditures of approximately $35.0 million

•	Cash flows from operations in the range of $185.0 million to $210.0 million; Free Cash Flow* in the range of $150.0 million to $175.0 million

•	Weighted average diluted shares outstanding of 28.0 million

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, May 8, 2018, at 8:30 AM ET. Listeners may access the call live by telephone at (844) 473-0975 and from outside the U.S. at (562) 350-0826 using the Conference ID: 4989807; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 4989807. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release.

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut conducts business in the aerospace and industrial distribution markets.  The company produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of  our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters; and engineering design, analysis and certification services.  The company is a leading distributor of industrial parts, and operates approximately 220 customer service centers including five distribution centers across the U.S. and Puerto Rico. Kaman offers more than five million items including electro-mechanical products, bearings, power transmission, motion control and electrical and fluid power components, automation and MRO supplies to customers in virtually every industry.  Additionally, Kaman provides engineering, design and support for automation, electrical, linear, hydraulic and pneumatic systems as well as belting and rubber fabrication, customized mechanical services, hose assemblies, repair, fluid analysis and motor management. More information is available at www.kaman.com.

Table 2. Summary of Segment Information (in thousands) (unaudited)
	For the Three Months Ended
	March 30, 2018	March 31, 2017
Net sales:
Distribution	$283,932	$271,618
Aerospace	179,395	164,323
Net sales	$463,327	$435,941

Operating income:
Distribution	$11,834	$11,416
Aerospace	22,662	16,030
Net gain on sale of assets	63	20
Corporate expense	(13,835)	(13,977)
Operating income	$20,724	$13,489

Table 3. Depreciation and Amortization by Segment (in thousands) (unaudited)
	For the Three Months Ended
	March 30, 2018	March 31, 2017
Depreciation and Amortization:
Distribution	$3,506	$4,033
Aerospace	6,310	5,738
Corporate	845	985
Consolidated Total	$10,661	$10,756

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP (i.e. Financial measures that are noted computed in accordance with Generally Accepted Accounting Principles) financial measures identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales separately for our segments provides management and investors with useful information about the trends impacting our segments and enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month fiscal periods ended March 30, 2018 and March 31, 2017. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 4. Organic Sales (in thousands) (unaudited)
	For the Three Months Ended
	March 30, 2018	March 31, 2017
Distribution
Net sales	$283,932	$271,618
Acquisition Sales	—	—
Organic Sales	$283,932	$271,618
Aerospace
Net sales	179,395	164,323
Acquisition Sales	—	—
Organic Sales	$179,395	$164,323
Consolidated
Net sales	$463,327	$435,941
Acquisition Sales	—	—
Organic Sales	$463,327	$435,941

Organic Sales per Sales Day - Organic Sales per Sales Day is defined as GAAP "Net sales of the Distribution segment" less sales derived from acquisitions completed during the preceding twelve months divided by the number of Sales Days in a given period. Sales days ("Sales Days") are the days that the Distribution segment's branch locations were open for business and exclude weekends and holidays. Management believes Organic Sales per Sales Day provides an important perspective on how net sales may be impacted by the number of days the segment is open for business and provides a basis for comparing periods in which the number of Sales Days differs.

The following table illustrates the calculation of Organic Sales per Sales Day using “Net sales: Distribution” from the “Segment and Geographic Information” footnote in the “Notes to Consolidated Financial Statements” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on May 7, 2018.

Table 5. Distribution - Organic Sales Per Sales Day (in thousands, except days) (unaudited)		For the Three Months Ended
		March 30, 2018	March 31, 2017
Current period
Net sales		$283,932	$271,618
Sales days		64	64
Organic Sales per Sales Day for the current period	a	$4,436	$4,244

Prior period
Net sales from the prior year		$271,618	$288,664
Sales days from the prior year		64	65
Organic Sales per sales day from the prior year	b	$4,244	$4,441

% change	(a-b)÷b	4.5%	(4.4)%

Table 6. Distribution - Sales Days
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Distribution Sales Days
2018 Sales Days by quarter	64	64	63	62
2017 Sales Days by quarter	64	64	62	62
2016 Sales Days by quarter	65	64	63	61

Adjusted EBITDA - Adjusted EBITDA is defined as net earnings before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Adjusted EBITDA differs from net earnings, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization, other expense (income), net and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and new ERP systems, which we have adjusted for in Adjusted EBITDA. Adjusted EBITDA also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses. Management believes Adjusted EBITDA provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. Adjusted EBITDA is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month fiscal periods ended March 30, 2018 and March 31, 2017. The following table illustrates the calculation of Adjusted EBITDA using GAAP measures:

Table 7. Adjusted EBITDA (in thousands) (unaudited)
	For the Three Months Ended
	March 30, 2018	March 31, 2017
Adjusted EBITDA
Consolidated Results
Sales	$463,327	$435,941

Net earnings	$14,066	$6,291

Interest expense, net	5,352	4,160
Income tax expense	4,677	3,916
Other expense (income), net	(342)	(159)
Depreciation and amortization	10,661	10,756
Other Adjustments:
Restructuring and severance costs	1,693	—
Adjustments	$22,041	$18,673

Adjusted EBITDA	$36,107	$24,964
Adjusted EBITDA margin	7.8%	5.7%

Free Cash Flow - Free Cash Flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes Free Cash Flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow internally to assess overall liquidity. The following table illustrates the calculation of Free Cash Flow using “Net cash provided by (used in) operating activities” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 8. Free Cash Flow (in thousands) (unaudited)
For the Three Months Ended
March 30, 2018
Net cash (used in) provided by operating activities	$56,913
Expenditures for property, plant & equipment	(6,422)
Free Cash Flow	$50,491

Table 9. Free Cash Flow - 2018 Outlook (in millions)	2018 Outlook
Free Cash Flow:
Net cash provided by operating activities	$185.0	to	$210.0
Less: Expenditures for property, plant and equipment	(35.0)	to	(35.0)
Free Cash Flow	$150.0	to	$175.0

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Table 10. Debt to Capitalization Ratio (in thousands) (unaudited)
	March 30, 2018	December 31, 2017
Current portion of long-term debt	$7,500	$7,500
Long-term debt, excluding current portion, net of debt issuance costs	341,591	391,651
Debt	$349,091	$399,151
Total shareholders' equity	642,329	635,656
Capitalization	$991,420	$1,034,807
Debt to Capitalization Ratio	35.2%	38.6%

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted Net Earnings and Adjusted Diluted Earnings per Share are defined as GAAP "Net earnings" and "Diluted earnings per share", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Net Earnings and Adjusted Diluted Earnings per Share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share using “Net earnings” and “Diluted earnings per share” from the “Consolidated Statements of Operations” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on May 7, 2018.

Table 11. Adjusted Net Earnings and Adjusted Diluted Earnings per Share
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended
	March 30, 2018	March 31, 2017
Adjustments to Net Earnings, pre tax
Restructuring and severance costs at Aerospace	$1,693	$—
Adjustments, pre tax	$1,693	$—

Tax Effect of Adjustments to Net Earnings
Restructuring and severance costs at Aerospace	$423	$—
Tax effect of Adjustments	$423	$—

Adjustments to Net Earnings, net of tax
Restructuring and severance costs at Aerospace	$1,270	$—
Adjusted Net Earnings	$1,270	$—

Calculation of Adjusted Diluted Earnings per Share
GAAP diluted earnings per share	$0.50	$0.22
Restructuring and severance costs at Aerospace	0.05	—
Adjusted Diluted Earnings per Share	$0.55	$0.22

Diluted weighted average shares outstanding	28,168	28,897

Adjusted Net Sales and Adjusted Operating Income - Adjusted Net Sales is defined as net sales, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income is defined as operating income, less items that are not indicative of the operating performance of the Company's segments or corporate function for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales and Adjusted Operating Income to evaluate performance period over period, to analyze underlying trends in our segments and corporate function and to assess their performance relative to their competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of Adjusted Operating Income using information found in Note 16, Segment and Geographic Information, to the Consolidated Financial Statements included in the Company's Form 10-Q filed with the Securities and Exchange Commission on May 7, 2018.

Table 12. Adjusted Net Sales and Adjusted Operating Income
(In thousands) (unaudited)
	For the Three Months Ended
	March 30, 2018	March 31, 2017
DISTRIBUTION SEGMENT OPERATING INCOME:
Net Sales	$283,932	$271,618
GAAP Operating income - Distribution segment	11,834	11,416
% of GAAP net sales	4.2%	4.2%
Adjusted Operating Income - Distribution segment	$11,834	$11,416
% of net sales	4.2%	4.2%
AEROSPACE SEGMENT OPERATING INCOME:
Net Sales	$179,395	$164,323
GAAP Operating income - Aerospace segment	22,662	16,030
% of GAAP net sales	12.6%	9.8%
Restructuring and severance costs	1,693	—
Adjusted Operating Income - Aerospace segment	$24,355	$16,030
% of GAAP net sales	13.6%	9.8%
CORPORATE EXPENSE:
GAAP Corporate Expense	(13,835)	(13,977)
CONSOLIDATED OPERATING INCOME:
Net Sales	$463,327	$435,941
GAAP - Operating income	20,724	13,489
% of GAAP net sales	4.5%	3.1%
Restructuring and severance costs at Aerospace	1,693	—
Adjusted Operating Income	$22,417	$13,489
% of GAAP net sales	4.8%	3.1%

The following table reconciles our GAAP operating margin outlook for Aerospace for 2018 to our Adjusted Operating Margin outlook for Aerospace for 2018:

Table 13. Adjusted Operating Income - Outlook
	2018 Outlook
Adjusted Operating Income - Outlook	Low End of Range		High End of Range
Aerospace
Net Sales - Outlook	$750.0	to	$780.0

Operating income - Outlook	116.0	to	124.8
GAAP operating margin - outlook	15.5%	to	16.0%
Restructuring and transition costs	5.5	to	5.5
Restructuring and transition costs as a percentage of sales	0.7%	to	0.7%
Adjusted Operating Income - Outlook	$121.5	to	$130.3
Adjusted Operating Margin - Outlook	16.2%	to	16.7%

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) changes in geopolitical conditions in countries where the Company does or intends to do business; (iv) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (v) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the U.S. Government; (vi) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (vii) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (viii) the successful resolution of government inquiries or investigations relating to our businesses and programs; (ix) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (x) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xi) the receipt and successful execution of production orders under the Company's existing U.S. government JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xii) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investment in the restart of the K-MAX® production line; (xiii) the accuracy of current cost estimates associated with environmental remediation activities; (xiv) the profitable integration of acquired businesses into the Company's operations; (xv) the ability to implement our ERP systems in a cost-effective and efficient manner, limiting disruption to our business, and allowing us to capture their planned benefits while maintaining an adequate internal control environment; (xvi) changes in supplier sales or vendor incentive policies; (xvii) the effects of price increases or decreases; (xviii) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the U.S. Government's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xix) future levels of indebtedness and capital expenditures; (xx) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxi) the effects of currency exchange rates and foreign competition on future operations; (xxii) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxiii) the effects, if any, of the UK's exit from the EU; (xxiv) future repurchases and/or issuances of common stock; (xxv) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; and (xxvi) other risks and uncertainties set forth herein and in our 2017 Form 10-K and our First Quarter Form 10-Q filed May 7, 2018.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.
###
Contact: James Coogan
V.P., Investor Relations
(860) 243-6342
James.Coogan@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended
	March 30, 2018	March 31, 2017
Net sales	$463,327	$435,941
Cost of sales	329,220	311,595
Gross profit	134,107	124,346
Selling, general and administrative expenses	111,753	110,877
Restructuring costs	1,693	—
Net gain on sale of assets	(63)	(20)
Operating income	20,724	13,489
Interest expense, net	5,352	4,160
Non-service pension and post retirement benefit cost (income)	(3,029)	(719)
Other expense (income), net	(342)	(159)
Earnings before income taxes	18,743	10,207
Income tax expense	4,677	3,916
Net earnings	$14,066	$6,291

Earnings per share:
Basic earnings per share	$0.51	$0.23
Diluted earnings per share	$0.50	$0.22
Average shares outstanding:
Basic	27,851	27,144
Diluted	28,168	28,897
Dividends declared per share	$0.20	$0.20

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	March 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$30,050	$36,904
Accounts receivable, net	290,564	313,451
Contract assets	108,114	—
Contract costs, current portion	3,271	—
Inventories	296,622	367,437
Income tax refunds receivable	—	2,889
Other current assets	33,035	27,188
Total current assets	761,656	747,869
Property, plant and equipment, net of accumulated depreciation of $259,827 and $252,611, respectively	186,668	185,452
Goodwill	355,106	351,717
Other intangible assets, net	114,851	117,118
Deferred income taxes	28,819	27,603
Contract costs, noncurrent portion	12,630	—
Other assets	26,031	25,693
Total assets	$1,485,761	$1,455,452
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$7,500	$7,500
Accounts payable – trade	139,159	127,591
Accrued salaries and wages	38,710	48,352
Contract liabilities, current portion	5,670	—
Advances on contracts	—	8,527
Income taxes payable	1,257	1,517
Other current liabilities	56,245	52,812
Total current liabilities	248,541	246,299
Long-term debt, excluding current portion, net of debt issuance costs	341,591	391,651
Deferred income taxes	8,213	8,024
Underfunded pension	112,140	126,924
Contract liabilities, noncurrent portion	81,708	—
Other long-term liabilities	51,239	46,898
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 29,308,962 and 29,141,467 shares issued, respectively	29,309	29,141
Additional paid-in capital	190,057	185,332
Retained earnings	586,778	587,877
Accumulated other comprehensive income (loss)	(107,583)	(115,814)
Less 1,415,048 and 1,325,975 shares of common stock, respectively, held in treasury, at cost	(56,232)	(50,880)
Total shareholders’ equity	642,329	635,656
Total liabilities and shareholders’ equity	$1,485,761	$1,455,452

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Three Months Ended
	March 30, 2018	March 31, 2017
Cash flows from operating activities:
Net earnings	$14,066	$6,291
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	10,661	10,756
Amortization of debt issuance costs	449	388
Accretion of convertible notes discount	637	553
Provision for doubtful accounts	295	263
Net gain on sale of assets	(63)	(20)
Net gain on derivative instruments	(391)	(67)
Stock compensation expense	1,455	1,381
Deferred income taxes	2,232	2,731
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(6,014)	(26,266)
Contract assets	(25,130)	—
Contract costs	(4,990)	—
Inventories	(1,947)	4,157
Income tax refunds receivable	2,893	309
Other current assets	(5,615)	(804)
Accounts payable - trade	10,187	(4,655)
Contract liabilities	75,986	—
Advances on contracts	—	(1,952)
Other current liabilities	(8,209)	(2,428)
Income taxes payable	(1,817)	690
Pension liabilities	(11,938)	(10,534)
Other long-term liabilities	4,166	758
Net cash provided by (used in) operating activities	56,913	(18,449)
Cash flows from investing activities:
Proceeds from sale of assets	103	227
Expenditures for property, plant & equipment	(6,422)	(7,409)
Other, net	(293)	(1,072)
Net cash used in investing activities	(6,612)	(8,254)
Cash flows from financing activities:
Net (repayments) borrowings under revolving credit agreements	(50,708)	14,860
Debt repayment	(1,875)	(1,250)
Net change in bank overdraft	2,598	2,381
Proceeds from exercise of employee stock awards	2,687	1,653
Purchase of treasury shares	(4,600)	(2,689)
Dividends paid	(5,569)	(4,881)
Other	(271)	(120)
Net cash (used in) provided by financing activities	(57,738)	9,954
Net (decrease) increase in cash and cash equivalents	(7,437)	(16,749)
Effect of exchange rate changes on cash and cash equivalents	583	228
Cash and cash equivalents at beginning of period	36,904	41,205
Cash and cash equivalents at end of period	$30,050	$24,684

Supplemental disclosure of noncash activities:
Common shares issued for partial unwind of warrant transactions	$2,281	$—